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                                  Exhibit 99.01

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of eUniverse, Inc. (the "Company") on Form 10-Q/A, Amendment Number 1 for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Brad D. Greenspan, as Chief Executive Officer of the Company, and
Joseph L. Varraveto, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. 'SS' 1350, as adopted pursuant to 'SS' 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Brad D. Greenspan                                  Date: February 19, 2003
-----------------------
Brad D. Greenspan
Chief Executive Officer


/s/ Joseph L. Varraveto                                Date: February 19, 2003
-----------------------
Joseph L. Varraveto
Chief Financial Officer

This certification accompanies this Report pursuant to 'SS' 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.


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